                                 EXHIBIT 10 (e)


                   Stock Bonus Agreement between BancorpSouth and Michael W. Weeks and Escrow Agreement
                between Bank of Mississippi and Michael W. Weeks

                            STOCK BONUS AGREEMENT


        AGREEMENT made as of January 17, 1995, between BANCORPSOUTH, INC. ("Bancorp" or, collectively with its subsidiaries, the "Company") and MICHAEL W. WEEKS ("Weeks").

        WHEREAS, the Company desires to retain the full-time, dedicated services of Weeks as Vice Chairman of Volunteer Bank, or such other assigned positions with the Company as the Board of Directors of Bancorp may determine, and to be assured of its right to his services in said capacities; and

        WHEREAS, Weeks is willing to serve in that capacity, or such other senior officer capacities as may be assigned;

        The parties, in consideration of the premises and other mutual agreements hereinafter set forth, agree as follows:

        1. Services to be Provided by Weeks. Weeks agrees to serve as Vice Chairman of Volunteer Bank, or in any other senior officer capacity with the Company assigned by the Board of Directors, pursuant to his employment arrangement with the Company and agrees to devote substantially all his time to performing such duties as may from time to time be assigned to him by the Board of Directors of Bancorp and to grant the Company his undivided loyalty as long as he continues to be employed by the Company.

        2. Term. The term of this Agreement shall be from April 1, 1995, until April 1, 2005. This Agreement is not an employment contract. The existence of this Agreement shall not affect in any way the Company's right to discharge Weeks.

        3. Bonus Compensation; Stock Ownership. Simultaneously with the execution of this Agreement, Bancorp shall deliver 15,000 shares of the $2.50 par value common stock of Bancorp ("Common Stock"), which may be either authorized but unissued shares or shares held in the treasury of Bancorp, and Weeks shall execute and deliver an Escrow Agreement in the form of Exhibit A annexed hereto (the "Escrow Agreement"). Pursuant to the terms of the Escrow Agreement and this Agreement, Weeks shall be entitled to receive notices of all meetings of shareholders and vote the shares at such meetings and to receive dividends paid with respect to the shares as set forth in Section 6 of the Escrow Agreement. Weeks shall have no other right or interest in and to such shares of Common Stock until such shares have been released to him by the Escrow Agent upon the occurrence of the events specified in Section 2 and Section 3(b) and Section 4 of the Escrow Agreement. In the event the Company does not achieve either a .9% Return on Average Assets or a 11.29% Return on Average Equity for any given year, no shares of Common Stock shall be released to Weeks in the succeeding year.

Such unreleased shares of Common Stock shall, however, remain in escrow and shall be distributed in accordance with Section 2, 3(b) and 4 of the Escrow Agreement.

        In the event Weeks voluntarily terminates his employment with the Company other than as provided in Section 6(b) hereof or if this Agreement is terminated by the Company pursuant to Section 6(a)(i) hereof prior to April 1, 2005, Weeks shall retain full ownership of the shares of Common Stock that have been released to him pursuant to the provisions of the Escrow Agreement and Weeks shall forfeit all right, title and interest in and to any shares of Common Stock still subject to the Escrow Agreement, which shares shall be delivered to Bancorp to be held in treasury or to be cancelled as shall be determined by its Board of Directors. In the event this Agreement is terminated pursuant to
Section 6(b) hereof prior to April 1, 2005, Weeks shall be entitled to receive all shares of Common Stock held by the Escrow Agent as of such termination date and shall be entitled to retain full ownership of all such shares of Common Stock.

        4. Covenants of Weeks. Weeks covenants that, as of the date of this Agreement, he is not in violation of any agreement, covenant, court order, consent decree, statute or other binding commitment of his to do, or refrain from doing, any act, and that by entering into this Agreement he will not thereby violate any such agreement, covenant, court order, consent decree, statute or other binding commitment.

        5. Noncompetition. Weeks agrees not to compete with the Company as follows:

                 (a) Noncompetition.  Weeks agrees that, upon termination of this Agreement for any cause whatsoever other than a change in control of the Company as defined in Section 6(b) hereof, he will not directly or indirectly, as principal, agent, employee or in any other capacity, for the term of two (2) years from the date of such termination of employment, enter into or engage in the same business now being carried on by the Company or as may be carried on by the Company from the date hereof to the date of Weeks' termination, or within any state in which the Company does business. Furthermore, during that two-year period he will not, directly or indirectly, divert or attempt to divert business from the Company.

                 (b) Respect for employee relationships.  Weeks agrees that upon termination of this Agreement, he will not, without the prior written consent of the Company, directly or indirectly, as principal, agent, employee or in any other capacity, for the term of two years from the date of such termination of employment, hire, entice away or in any other manner persuade any employee of the Company to discontinue his relationship with the Company.

                 (c) Return of documents.  Weeks agrees that, upon termination of this Agreement for any cause whatsoever, he shall deliver to the Company all correspondence, agreements, contracts, books of account, records, files, research, manuals or other documents, and all copies thereof, relating to, concerning or arising out of the business and operations of the Company.

                 (d) Reasonable nature of restrictions.  Weeks represents and admits that, in the event of the termination of his employment for any reason whatsoever, his experience and capabilities are such that he can obtain employment in business not in competition with the Company, and that enforcement of a remedy by way of injunction will not prevent him from earning a livelihood. Weeks further represents and admits that the period of two years following termination of his employment with the Company, during which time he may not compete with the Company nor disturb the relationship between the Company and its employees, is reasonably necessary to protect the interests of the Company and would not unfairly or unreasonably restrict Weeks.

        6. Termination and Severance. It is the contemplation of the parties hereto that this Agreement shall not be terminated prior to the expiration of the initial term set forth in Section 2 hereof.

                 (a) Termination by the Company.  Notwithstanding the
            foregoing, the Company shall have the immediate right to terminate this Agreement upon the happening of any of the following events:

                       (i) an act, in the good faith judgment of the Board of
                  Directors of Bancorp, of dishonesty, embezzlement or fraud against the Company; Weeks' conviction of a misdemeanor involving dishonesty or breach of trust; Weeks' conviction of a felony; or the issuance of any order for Weeks' removal as an employee of the Company by any state or federal regulatory agency or court of competent jurisdiction; or

                       (ii) the death of Weeks or the mental or physical
                  illness, disability or incapacity of Weeks which, in the reasonable and good faith judgment of the Board of Directors of Bancorp, prevents Weeks from performing his duties hereunder and the continuance of such illness, disability or incapacity for a period of 90 substantially consecutive days.

                 (b) Termination by Weeks.  Notwithstanding the foregoing,
            Weeks shall have the immediate right to terminate this Agreement in the event there is a change in control of the Company, as defined in (c) below.

                 (c) Change in Control.  Change in control of an entity shall be deemed to have occurred if:

                       (i) any "person" as such term is used in Sections 13(d)
                  and 14(d) of the Securities Exchange Act of 1934, as amended, other than a trustee or other fiduciary holding securities under an employee benefit plan of the entity or a corporation controlling the entity or owned directly or indirectly by the stockholders of the entity in substantially the same proportions as their ownership of stock of such entity; becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of such entity representing more than 25% of the total voting power represented by such entity's then outstanding Voting Securities (as defined below), or

                       (ii) during any period of two consecutive years,
                  individuals who at the beginning of such period constitute the Board of Directors of such entity and any new director whose election by the Board of Directors or nomination for election by such entity's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

                       (iii) the stockholders of such entity approve a merger
                  or consolidation of such entity with any other corporation, other than a merger or consolidation which would result in the Voting Securities of such entity outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 65% of the total voting power represented by the Voting Securities of such entity or such

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


                  surviving entity outstanding immediately after such merger or consolidation, or the stockholders of such entity approve a plan of complete liquidation of such entity or an agreement for the sale or disposition by such entity of all or substantially all of its assets.

                       For purposes of this section "Voting Securities" of an
                  entity shall mean any securities of the entity which vote generally in the election of its directors.

        7. Merger. Upon a merger or consolidation in which Bancorp is not the surviving entity this Agreement shall continue unless terminated by Weeks pursuant to Section 6(b), and the surviving corporation shall substitute its common shares having a value equivalent to the value of the Common Stock for the Common Stock required to be delivered after consummation of the merger.

        8. Election. Upon receipt of Common Stock, Weeks may desire to make an election under Section 83(b) of the Internal Revenue Code of 1986 ("Code") regarding the timing and amount of compensation income to be recognized by him on account of his receipt of Common Stock. The making of such an election shall be wholly within the discretion of Weeks and it shall be the sole responsibility of Weeks to see that such election, if desired, is properly made and timely filed. If Weeks makes such an election, he shall inform the Company in writing immediately thereafter.

        9. Withholding. Whenever Weeks shall recognize compensation income as a result of the receipt of Common Stock, he shall remit to the Company the minimum amount of federal and state income and employment tax withholding which the Bank or the Company is required to remit to the Internal Revenue Service or applicable state department of revenue in accordance with the then current provisions of the Code or applicable state law ("Withholding Tax"). The full amount of the Withholding Tax shall be remitted simultaneously with the filing of an election described in Section 7 or upon the occurrence of any other event which results in the recognition of compensation income by Weeks. The Withholding Tax may be paid by (i) cash, (ii) a certified check or (iii) delivery of shares of Common Stock with a fair market value equal to the amount of the Withholding Tax. (The fair market value of the Common Stock shall be determined in accordance with the Treasury Regulations under Code Section 2031 as in effect on the date hereof.)

        10. Nonassignment. No party hereto may assign any rights hereunder. Any such purported delegation or assignment shall be void.


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

        11. Severability. It is the intention of the Company and Weeks that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws of the State of Mississippi, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.

        12. Miscellaneous. (a) The existence of this Agreement shall not affect in any way the right or power of Bancorp to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of Bancorp, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of Bancorp, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

         (b) This Agreement may only be amended or modified in writing as agreed upon by all the parties hereto.

         (c) All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if by hand delivery, upon receipt thereof, or if mailed by certified or registered mail, postage prepaid, three days following deposit in the United States mail, and in any event, to be addressed to all of the parties as follows:

                  to the Company, at

                          One Mississippi Plaza
                          Tupelo, Mississippi 38801

                  to Weeks, at

                          Volunteer Bank
                          P. O. Box 549
                          Jackson, Tennessee  38302

or to such other address as shall hereafter be provided by proper notice to the other parties.

         (d) The captions and headings herein are for convenience of reference only and shall not be deemed to be a part of the substance of this Agreement.

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


         (e) This Agreement shall be construed and interpreted according to the laws of the State of Mississippi.

         (f) The foregoing contains the entire and only agreement between the parties respecting the subject matter hereof, and any representation, promise or condition in connection therewith not incorporated herein shall not be binding upon either party.

         (g) The foregoing agreement shall be binding upon the parties hereto and there respective heirs, successors and assigns.

        IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                    BANCORPSOUTH, INC.


                                    By:    /s/ Aubrey B. Patterson, Jr.
                                        ---------------------------------
                                           Aubrey B. Patterson, Jr.



                                    By:    /s/ Michael W. Weeks
                                       ----------------------------------
                                           MICHAEL W. WEEKS










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


                               ESCROW AGREEMENT


        AGREEMENT made as of January 17, 1995, among MICHAEL W. WEEKS ("Weeks"), BANCORPSOUTH, INC. (the "Company") and BANK OF MISSISSIPPI as escrow agent ("Escrow Agent").

        WHEREAS, Weeks has the right to acquire 15,000 shares of the Company's Common Stock, $2.50 par value ("Common Stock"), and, pursuant to the terms of a Stock Bonus Agreement, dated as of January 17, 1995, between Weeks and the Company (the "Stock Agreement"), Weeks has agreed to place such shares of Common Stock in escrow to be released to him upon the occurrence of certain events; and

        WHEREAS, Escrow Agent is willing to act as escrow agent for the purposes of holding such shares of Common Stock pending their release to Weeks or forfeiture to the Company.

        NOW, THEREFORE, the parties, in consideration of the premises and other mutual agreements hereinafter set forth, agree as follows:

1. Weeks hereby agrees that upon the issuance of the Common Stock under the Stock Agreement, he will cause the Company to issue ten stock certificates, each for 1,500 shares of the Common Stock, registered in the name of Michael W. Weeks. Weeks agrees that upon the issuance of any Additional Installments, as defined in Section 2 of this Agreement, he will cause the Company to issue a number of certificates equal to the number of full years remaining in the term of the Stock Agreement on the date the Additional Installment is made. Each such certificate shall be for an equal number of shares; provided, however, that such certificates may be for an unequal number of shares to the extent necessary to prevent the issuance of fractional shares. (Certificates issued upon the execution of the Stock Agreement and Additional Installments are referred to herein as "Certificates"). Each Certificate will bear a legend substantially as follows:

             THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN ESCROW AGREEMENT, DATED JANUARY 17, 1995, AMONG MICHAEL W. WEEKS, BANCORPSOUTH, INC. AND BANK OF MISSISSIPPI, AS ESCROW AGENT, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH AGREEMENT. A COPY OF THE ESCROW AGREEMENT IS AVAILABLE AT THE PRINCIPAL OFFICES OF BANCORPSOUTH, INC.

     Upon issuance Weeks will, or will cause the Company to, deposit the Certificates with the Escrow Agent, together with one stock power for each Certificate, duly executed in blank, to be held by the Escrow Agent in accordance with the terms of this Agreement.

2. The Escrow Agent will hold the Certificates until they are released. A Certificate, and the attendant stock power, shall be released to Weeks upon April 1, 1996, and upon each succeeding April 1 while he is employed by the Company, until all Certificates have been released.

     Notwithstanding the foregoing, upon receipt, prior to April 1 of any year, of a Certificate signed by the majority of the Company's Board of Directors and the Company's Secretary certifying that according to the Company's annual report for the Company's year ending on the preceding December 31, the Company's Return on Average Assets was less than .9% and its Return on Average Equity was less than 11.2%, the Escrow Agent will complete the stock powers relating to the Certificates to be delivered to Weeks on April 1 of the year that follows such December 31 and shall then deliver those Certificates, together with the accompanying stock powers, to the Company. Upon such April 1 the Company shall deliver to the Escrow Agent, as an additional installment ("Additional Installment"), new Certificates, and accompanying stock powers, for a number of shares equal to the number of shares returned to the Company.

3. Notwithstanding the provisions of Section 2 hereof, upon receipt of a certificate signed by the majority of the Company's Board of Directors and the Company's Secretary certifying that:

             (a)  Weeks' employment with the Company or a
                  subsidiary of the Company has been terminated in accordance with the provisions of Section 6(a) of the Stock Agreement or that Weeks has voluntarily terminated his employment with the Company or a subsidiary of the Company, the Escrow Agent will complete the stock powers relating to all Certificates held by it and deliver such Certificates, together with the accompanying stock powers, to the Company; or

             (b) Weeks' employment with the Company and/or its subsidiaries has been terminated in accordance with the provisions of Section 6(b) of the Stock Agreement, the Escrow Agent will deliver to Weeks all Certificates held by it with the accompanying stock powers.

4. Notwithstanding the provisions of Section 2 hereof on April 1, 2005, the Escrow Agent shall deliver to Weeks all Certificates






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


     in its possession, together with the accompanying stock powers.

5. Upon delivery of the Certificates to Weeks, they will bear appropriate state and federal securities legends as directed by the Company and appropriate stop transfer instructions will be noted in the stock records of the Company.

6. During the period that the Escrow Agent holds any of the Certificates, Weeks shall be entitled to notice of all meetings, annual or special, of stockholders of the Company at which stockholders have the right to vote and Weeks shall be entitled to vote all shares represented by such Certificates held by the Escrow Agent at any such meeting upon any matter upon which stockholders of the Company have the right to vote. Weeks shall not be entitled to any of the other attributes of ownership of the shares subject to escrow, nor shall he have the right to pledge, hypothecate or otherwise encumber such shares; provided, however, that Weeks shall be entitled to receive cash dividends paid with respect to any shares held in escrow. In the event the Company increases or decreases the number of shares of Common Stock outstanding by means of a stock split, stock dividend or recapitalization, certificates representing any additional shares which Weeks would be entitled to receive as the record holder of any shares of Common Stock subject to escrow shall automatically be delivered by the Company to the Escrow Agent and such shares shall be subject to the terms of this Agreement as if they were part of the Certificates in respect of which they were received.

7. (a) The Escrow Agent shall not be liable to any person for any act by it except for gross negligence or willful misconduct by the Escrow Agent. Each of Weeks and the Company, severally, agrees to indemnify and hold harmless the Escrow Agent for all liabilities of the Escrow Agent arising from the doing of any act or the failure to do any act except conduct constituting gross negligence or willful misconduct by the Escrow Agent.

     (b) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and shall be protected in acting or refraining from acting in reliance on any instrument reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. Except as set forth in Section 7(a), the Escrow Agent shall not be personally liable for any act it may do or omit to do hereunder as Escrow Agent while acting in good faith and in the exercise of its own good judgment, and any act done or omitted by it pursuant to the advice of its own attorneys shall be conclusive evidence of such good faith.



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


      (c) In case the Escrow Agent obeys or complies with any order, judgment or decree of any court, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

      (d) The Escrow Agent shall be entitled to employ such legal counsel and other experts as it may deem necessary properly to advise it in connection with its obligations hereunder. The Escrow Agent may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

      (e) The Company agrees to reimburse Escrow Agent for all expenses incurred by it in the performance of its services under this Agreement. The Escrow Agent agrees to maintain adequate records and in such form and detail to support any claim for reimbursement hereunder and to furnish such records or copies to the Company as it may request.

8. If the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or its obligations in respect hereto, Weeks, and the Company each agree that he or it shall furnish such instruments.

9. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to retain in its possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, whether by interpleader or otherwise.

10.   Miscellaneous.

      (a) This Agreement may only be amended or modified in writing executed by the parties hereto.

      (b) All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if by hand delivery, upon receipt thereof, or if mailed by certified or registered mail, postage prepaid, three days following deposit in the United States mail, and in any event, to be addressed to:

                    the Company, at

                          One Mississippi Plaza
                          Tupelo, Mississippi 38801

                    Weeks, at

                          Volunteer Bank
                          P. O. Box 549
                          Jackson, Tennessee  38302

                    Escrow Agent, at

                          One Mississippi Plaza
                          Tupelo, Mississippi 38801

     or to such other address as shall hereafter be provided by proper notice to the other parties.

     (c) This Agreement shall be construed and interpreted according to the laws of the State of Mississippi.

     (d) The foregoing, in conjunction with the Stock Agreement, contains the entire and only agreement between the parties respecting the subject matter hereof, and any representation, promise or condition in connection therewith not incorporated herein or therein shall not be binding upon either party.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


WITNESS:


   /s/ Cathy M. Robertson                  /s/ Michael W. Weeks
   ----------------------                      -------------------------
                                           MICHAEL W. WEEKS


                                           BANCORPSOUTH, INC.
   Attest:

   /s/ Cathy M. Robertson                  By:  /s/ Aubrey B. Patterson,
   ----------------------                      -------------------------
   Secretary


                                           BANK OF MISSISSIPPI
   Attest:


   /s/ Cathy M. Robertson                  By: /s/ Aubrey B. Patterson, Jr.
   ------------------------                    ---------------------------
   Secretary















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